Core-Mark Provides Update on the Impact of COVID-19 and Withdraws 2020 Guidance

WESTLAKE, Texas – April 14, 2020 - Core-Mark Holding Company, Inc. (NASDAQ: CORE), one of the largest marketers of fresh, food and broad-line supply solutions to the convenience retail industry in North America, provided an update on the impact of the novel coronavirus pandemic (“COVID-19”).

“As the COVID-19 crisis continues to evolve, our primary focus is on the health and safety of our employees, our customers and the communities in which we serve,” said Scott E. McPherson, President and Chief Executive Officer. “Given the level of uncertainty surrounding this crisis and its duration, we are withdrawing our 2020 guidance. Despite an initial retail surge in early March, we have now faced three consecutive weeks of material year over year volume declines. We have taken aggressive actions to align our cost structure with the declining volume trends, while maintaining high levels of service to our customer partners and preserving the strength of our balance sheet. Although no one can adequately prepare for a national crisis of this scale, I am confident in our ability to emerge quickly, propelled by the incredible efforts of our more than 8,000 dedicated associates and the resilience of our committed customers across the US and Canada.”

Update on Recent Business Trends
Following an acceleration in year over year sales growth through the first few weeks of March, Core-Mark experienced a decline in year over year sales volume through the last week of March and into the first two weeks of April 2020. For the most recent week ended April 10, 2020, the Company experienced a year over year sales decline of approximately 12%, reflecting a 7% decline in cigarette sales and a 20% decline in non-cigarette sales. While the vast majority of Core-Mark’s customers are convenience retailers that continue to operate as essential businesses, the unprecedented impact of COVID-19, including an increase in the level of shelter-in-place orders by states, provinces, cities and counties, has resulted in a significant downturn in miles driven, resulting in a decline in convenience retail store visits across North America.

Core-Mark anticipates a continued decline in year-over-year sales trends until shelter-in-place orders are lifted and normal consumer traffic resumes. The change in product mix caused by COVID-19 will have a negative impact on gross profit margin given the recent sales trends that reflect a larger decline in non-cigarette sales relative to cigarette sales. Additionally, resulting from the crisis, the Company is incurring material costs related to employee personal protective equipment, an escalation in facility sanitation processes and employee costs related to quarantines.

Actions Taken to Reduce Operating Costs and Preserve Liquidity
Core-Mark is taking aggressive steps toward reducing operating costs to better align with the current sales volume trends. Approximately 70% of operating expenses in 2019 were driven by employee wages and benefits, many of which are variable and can fluctuate with volume levels. Core-Mark has reduced hours worked for non-exempt employees in addition to making headcount reductions. In addition to right sizing the workforce to address the pandemic, Core-Mark suspended employer contributions to the Company’s 401-K plan and made material revisions to its vacation policies. Core-Mark is also eliminating non-essential business expenses including travel, meetings and events and other discretionary expenditures. Core-Mark believes that these actions will help to mitigate the impacts of COVID-19 while maintaining the Company’s ability to provide the high level of service our customers expect and preserve Core-Mark’s ability to scale up operations upon the eventual economic recovery.

In addition to steps being taken to reduce operating expenses, Core-Mark has taken actions to help preserve liquidity including deferring non-critical capital expenditures, reducing inventory levels to align with sales volumes and carefully managing accounts receivable. The Company’s Board of Directors also has reduced their director cash compensation for the remainder of 2020.

Share Repurchase / Dividend
Core-Mark is suspending its share repurchase program due to the volatility related to COVID-19. The Company has approximately $55 million remaining under its $60 million share repurchase authorization. Currently, the Company has no plans to modify its quarterly dividend.

Strong Balance Sheet and Significant Liquidity
Core-Mark has a strong balance sheet and financial flexibility. The Company believes it has the liquidity needed to manage through the duration of this crisis. For perspective, on Friday April 10, 2020, the Company had approximately $400 million in availability under its $750 million revolving credit facility which does not mature until March 2022. The Company’s current availability under its credit facility was reduced by a short term build of cigarette inventory of approximately $100 million in response to Altria’s temporary facility closure in March.

Update on Full-Year 2020 Financial Guidance
Given the rapidly evolving impact of COVID-19 on economic conditions in both the U.S. and Canada, the Company is withdrawing its full-year 2020 financial guidance provided on March 2, 2020 and is not providing an updated outlook at this time.

Core-Mark
Core-Mark is one of the largest marketers of fresh, food and broad-line supply solutions to the convenience retail industry in North America. Founded in 1888, Core-Mark offers a full range of products, marketing programs and technology solutions to approximately 42,000 customer locations in the U.S. and Canada through 32 distribution centers (excluding two distribution facilities the Company operates as a third-party logistics provider). Core-Mark services traditional convenience retailers, drug stores, box or supercenter stores, grocery stores, liquor stores and other specialty and small format stores that carry convenience products. For more information, please visit www.core-mark.com.

Contact: David Lawrence, Vice President of Treasury and Investor Relations, 1-800-622-1713 x 7923 or david.lawrence@core-mark.com

Forward-Looking Statements
Statements in this press release that are not statements of historical fact are forward-looking statements made pursuant to the safe-harbor provisions of the Exchange Act of 1934 and the Securities Act of 1933. Forward-looking statements in some cases can be identified by the use of words such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “would,” “project,” “predict,” “continue,” “plan,” “propose” or other similar words or expressions. Forward-looking statements are made only as of the date of this press release and are based on our current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from historical results or those described in or implied by such forward-looking statements.

Factors that may cause or contribute to such differences include, but are not limited to, the extent and duration of the disruption to business activities caused by the global health crisis associated with the COVID-19 outbreak, including the effects on vehicle miles driven, on the financial health of our business partners, on supply chains, and on financial and capital markets; declining cigarette sales volumes; our dependence on the convenience retail industry for our revenues; our dependence on qualified labor, our senior management and other key personnel; competition in our distribution markets, including product, service and pricing pressures related to COVID-19; risks and costs associated with efforts to grow our business through acquisitions; the dependence of some of our distribution centers on a few relatively large customers; manufacturers or retail customers adopting direct distribution channels; fuel and other transportation costs; failure, disruptions or security breaches of our information technology systems; the low-margin nature of cigarette and consumable goods distribution; our reliance on manufacturer discount and incentive programs and cigarette excise stamping allowances; our dependence on relatively few suppliers and our ability to maintain favorable supplier arrangements; disruptions in suppliers’ operations, including the impact of COVID-19 on our suppliers as well as supply chain, including potential problems with inventory availability and the potential result of higher cost of product and freight due to high demand of products and low supply for an unpredictable period of time; product liability and counterfeit product claims and manufacturer recalls of products; our ability to achieve the expected benefits of implementation of marketing initiatives; failing to maintain our brand and reputation; unexpected outcomes in legal proceedings; attempts by unions to organize our employees; increasing expenses related to employee health benefits; changes to minimum wage laws; failure to comply with governmental regulations or substantial changes to governmental regulations; risks related to changes to our workforce, including reductions to hours, headcount and benefits as a result of COVID-19; earthquake and natural disaster damage; increases in the number or severity of insurance and claims expenses; legislation, regulations and other matters negatively affecting the cigarette, tobacco and alternative nicotine industry; increases in excise taxes or reduction in credit terms by taxing jurisdictions; potential liabilities associated with sales of cigarettes and other tobacco products; changes to federal, state or provincial income tax legislation; reduction in the payment of dividends; currency exchange rate fluctuations; our ability to borrow additional capital; restrictive covenants in our Credit Facility; and changes to accounting rules or regulations. Refer to the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020 and Part II, Item 1A, “Risk Factors” of any quarterly report on Form 10-Q for a more comprehensive discussion of these and other risk factors. In addition, please note that the date of this press release is April 14, 2020, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.